UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 17, 2005

Computer Associates International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9247	13-2857434
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Computer Associates Plaza, Islandia, New York		11749
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (631) 342-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On May 17, 2005, Concord Communications, Inc. provided notice to Wilmington Trust Company, trustee under the indenture related to Concord’s 3% Convertible Senior Notes due 2023, that the merger transaction involving Computer Associates International, Inc. and Concord is currently expected to become effective on June 3, 2005, subject to the satisfaction of certain closing conditions on or prior to the close of business on June 2, 2005, including, among others: (i) receipt of Concord stockholder approval at a duly convened special meeting of Concord stockholders, (ii) expiration or termination of the waiting period under the U.S. Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and (iii) expiration of the waiting period under the German Act against Restraints of Competition.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements.” Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include the following: the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected time-frames or at all and to successfully integrate Concord’s operations into those of Computer Associates; such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees at Concord; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; and the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the merger; the Computer Associates deferred prosecution agreement with the United States Attorney’s Office of the Eastern District, including that Computer Associates could be charged with criminal offenses if it violates this agreement; the agreement that Computer Associates entered into with the Securities and Exchange Commission (“SEC”), including that Computer Associates may be subject to substantial civil penalties and fines if it violates this agreement; civil litigation arising out of the matters that are the subject of the Department of Justice and the Securities and Exchange Commission investigations, including shareholder derivative litigation; Computer Associates and Concord are subject to intense competition and increased competition is expected in the future; risks associated with the recent loss and ongoing replacement of key personnel; our products must remain compatible with, and our product development is dependent upon access to, changing operating environments; we have a significant amount of debt; our credit ratings have been downgraded and could be downgraded further; customers are still adapting to Computer Associates’ Business Model; the failure to protect our intellectual property rights may weaken our competitive position; certain software is licensed from third parties who require, among other things, the payment of royalties, which could affect the development and enhancement of our products; we may become dependent upon large transactions; the market for some or all of our key product areas may not grow; customer decisions are influenced by general economic conditions; third parties may claim that our products infringe their intellectual property rights; fluctuations in foreign currencies could result in transaction losses; acts of war and terrorism may adversely affect our business; the volatility of the international marketplace; and the other factors discussed in “Risk Factors” in the Computer Associates’ Annual Report or Form 10-K for the most recently ended fiscal year and Computer Associate’s other filings with the SEC, which are available at http://www.sec.gov. Computer Associates assumes no obligation to update the information in this communication, except as otherwise required by law.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Concord by Computer Associates. In connection with the proposed acquisition, Concord filed a definitive proxy statement, dated May 13, 2005, with the SEC. Computer Associates and Concord may file additional materials related to the transaction with the SEC. STOCKHOLDERS OF CONCORD ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING CONCORD’S DEFINITVE PROXY STATEMENT, BECAUSE THEY CONTAIN (OR WILL CONTAIN) IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders can obtain (or will be able to obtain) the documents free of charge at the SEC’s web site, http://www.sec.gov. Concord stockholders can also obtain copies of the definitive proxy statement by contacting The Altman Group, Concord’s proxy solicitor, toll-free at (800) 361-1722.

Participants in Solicitation

Computer Associates and its directors and executive officers, and Concord and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Concord common stock in respect of the proposed transaction. Information about the directors and executive officers of Computer Associates is set forth in the proxy statement for Computer Associates’ 2004 Annual Meeting of Stockholders, which was filed with the SEC on July 29, 2004. Information about the directors and executive officers of Concord is set forth in the proxy statement for Concord’s 2005 Annual Meeting of Stockholders, which was filed with the SEC on March 31, 2005. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Computer Associates International, Inc.

	By:	/s/ Kenneth V. Handal
		Name:	Kenneth V. Handal
		Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: May 17, 2005